Exhibit 10.1

SHARE PURCHASE AGREEMENT

BETWEEN

Nuvve Holding Corp. (“Nuvve”)
AND EDF Développement Environnement SA (“EDF”)
in the presence of Dreev SAS (“Dreev”)

Dated 8 October 2025

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TABLE OF CONTENTS

Page

1. DEFINITIONS - INTERPRETATION	Page 4 on
1.1 Definitions	Page 4 on
1.2 Interpretation	Page 6 on
2. BUYING AND SELLING SHARES	Page 6 on
3. PRICE	Page 7 on
3.1 Sale Price	Page 7 on
3.2 Payment terms	Page 7 on
4. COMPLETION	Page 7 on
4.1 Date and place	Page 7 on
4.2 Seller's Obligations	Page 7 on
4.3 Obligations of the Buyer	Page 7 on
5. SELLER'S REPRESENTATIONS AND WARRANTIES	Page 8 on
5.1 General	Page 8 on
5.2 Capacity – Powers	Page 8 on
5.3 No conflict	Page 8 on
5.4 Shareholding of the Company - Ownership and free transferability of the Shares	Page 8 on
6. MISCELLANEOUS	Page 9 on
6.1 Confidentiality	Page 9 on
6.2 Press releases	Page 9 on
6.3 Notifications	Page 10 on
6.4 Fees and Expenses	Page 10 on
6.5 Entire Agreement	Page 10 on
6.6 Modification	Page 11 on
6.7 Autonomy of stipulations	Page 11 on
6.8 Waivers	Page 11 on
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6.9 Application of the provisions of Article 1221 of the French Civil Code	Page 11 on
6.10 General Commitment – Good Faith	Page 11 on
7. APPLICABLE LAW - COMPETENT JURISDICTION	Page 11 on
7.1 Applicable law	Page 11 on
7.2 Notice of Dispute	Page 11 on
7.3 Jurisdiction	Page 11 on

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THIS SHARE PURCHASE AGREEMENT IS ENTERED INTO ON 8 OCTOBER 2025 BETWEEN:

1.Nuvve Holding Corp., an American company incorporated under the laws of the State of Delaware, located San Diego, California, USA registered at 2468 Historic Decatur Road, Suite 230, San Diego, Ca, 92109,

(hereinafter referred to as “Nuvve” or the "Seller"),

And

2.EDF Développement Environnement SA, a French société anonyme, with registered office located at 33 place des Corolles – 92400 Courbevoie, registered with the French Trade and Companies Register of Nanterre under number 380 414 482,

(hereinafter referred to as “EDF” or the "Buyer"),
The Seller and the Buyer are hereinafter referred to individually as a "Party" and collectively as the "Parties".

BACKGROUND:
(A)The Seller and the Buyer are the sole shareholders of Dreev SAS (“Dreev” or the “Company”), a French société par actions simplifiée. The Seller and the Buyer entered into a shareholders’ agreement on 11 February 2019, as amended on 16 October 2019 (together, the “Shareholders’ Agreement”).
(B)As of the date of this Agreement, the Seller directly holds 74,389 shares (the “Shares”), representing 4,65% of the issued share capital and voting rights of Dreev.
(C)The Buyer wishes to acquire from the Seller, and the Seller wishes to transfer to the Buyer, all the Shares held by the Seller in accordance with the terms of this agreement (the "Agreement").
(D)Upon completion of the transfer of shares, the Buyer will hold the entire issued share capital and voting rights of Dreev.
(E)Pursuant to Article 15 of the Shareholders’ Agreement, the Shareholders’ Agreement shall be automatically terminated with immediate effect on the date when the Seller ceases to hold any shares in Dreev.

AS A RESULT, IT WAS AGREED AS FOLLOWS:
1.DEFINITIONS - INTERPRETATION
1.1Definitions
In this Agreement, the following terms have the meanings ascribed to them below:
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"Affiliate" means, in relation to any person other than an individual, any other person who, directly or indirectly, Controls, is Controlled by, or is under common control with such person;
"Agreement" means this Share Purchase Agreement (including its preamble and Appendices);
"Authority" means any international, European, multinational or transnational institution or any government, state, region, department, municipality, local authority or any other political or administrative subdivision and any person exercising executive, legislative, judicial, regulatory or administrative power;
"Authorization" means, in respect of any person, any authorization, administrative or regulatory declaration, permit, approval, license, exemption, authorization, registration, certification or other similar authorization granted by any Authority to such person (whether expressly given or deemed to have been given);
"Business Day" means a day other than a Saturday, Sunday or a public holiday in France within the meaning of Article L. 3133-1 of the French Labor Code;
"Control" has the meaning ascribed to it in Article L. 233-3 of the French Commercial Code;
"Dispute" has the meaning ascribed to it in Article 7.2;
"Group" means, in relation to each Party that is a legal entity, at any time, such Party and the Affiliates Controlled by such Party on such date;
"Laws and Regulations" means all treaties, international conventions, directives, ordinances, laws, decrees, regulations, instructions, orders, circulars, codes, practices and practices, as well as the decisions, orders, injunctions, instructions and recommendations of the competent authorities that are applicable;
"Notice of Dispute" has the meaning ascribed to it in Article 7.2;
"Representatives" means, in relation to a person, the corporate officers, employees, agents or other representatives of that person;
"Sale Price" has the meaning ascribed to it in Article 3.1;
"Security" means, in respect of any property or right, any charge, security, mortgage, pledge, pledge, lien, retention of title, trust, easement, seizure, right of first refusal, option to purchase or other right of a Third Party encumbering or relating to such property or right or restricting the right of ownership in such property
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or right or its free assignability, and any undertaking to create any such rights or securities;
"Seller" has the meaning ascribed to it in the preamble to the Agreement;
"Third Party" means any Authority as well as any natural or legal person, other than the Seller and the Buyer.
1.2Interpretation
In this Agreement, unless the context otherwise requires and unless expressly stated otherwise:
(a)any reference to the Articles and Schedules refers to the articles or schedules of this Agreement;

(b)the term "person" includes any natural or legal person, any company, group, joint venture, de facto company, Authority or any other person with or without legal personality;

(c)for the calculation of any time limit for the purposes of this Agreement, the provisions of Articles 640 to 642 of the French Code of Civil Procedure shall apply, it being understood that the references in Article 642 of the French Code of Civil Procedure to "a public holiday or non-business day" and "first business day" shall be interpreted for this purpose by reference to the definition of "Business Day" in this Agreement;

(d)the meaning ascribed to the terms defined in this Agreement applies both to the singular and plural of such terms and, where applicable, to their other grammatical forms;

(e)the headings of the Articles and Appendices to this Agreement are inserted for convenience only and do not affect their meaning or interpretation;

(f)the terms "notably", "including" or "in particular" and any other term having the same meaning are not exhaustive;

(g)the expression "make its best efforts" means that the Party that has committed itself to it is bound by an obligation of means in this regard.

2.BUYING AND SELLING SHARES
2.1.1The Seller sells to the Buyer, and the Buyer acquires from the Seller, on the Completion Date, all of the Shares, free of any Security, with all rights attached thereto, including the right to any dividend or distribution decided or paid from the
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Completion Date, under the terms and conditions of this Agreement (the “Transfer”).
3.PRICE
3.1Sale Price
(a)The sale of the Shares is agreed and accepted for the total price of 800.000,00€ (eight hundred thousand euros) (the "Sale Price").
(b)The Sale Price is paid in full by the Buyer to the Seller on the Completion Date.
3.2Payment terms
3.2.1The Sale Price will be made by bank transfer of funds immediately available to the bank accounts of the Seller, whose bank details appear in Appendix 1.
4.COMPLETION
4.1Date and place
4.1.1The transfer of ownership of the Shares will take place on the date of execution of this Agreement (the "Completion Date"), which shall be the same date as the execution of the written agreements to be entered into between the Parties governing the intellectual property arrangements between the Parties from the date of this Agreement onwards (the “New IP Agreements”).
4.1.2Neither Party shall be obligated to deliver any documents or perform any operations that it is obligated to deliver or perform pursuant to this Article 4 if the other Party is not simultaneously ready and able to deliver the documents and perform the operations that it is required to deliver or perform pursuant to this Article 4.
4.2Seller's Obligations
4.2.1On the Completion Date, the Seller must deliver, or cause to be delivered to the Buyer:
(a)The transfer order (“ordre de mouvement”) relating to all the Shares sold, duly completed and signed in favor of the Buyer and the register of share transfers (“registre de mouvements de titres”) and the individual shareholders' accounts (“comptes d’actionnaires”) in which the transfer of the Shares to the Buyer will have been transcribed;
(b)the records of the minutes of the governing bodies as well as the records of the minutes of the Company's general meetings;
(c)two (2) copies of the Cerfa form n°2759 (transfer of shares not evidenced by a deed to be declared compulsorily);
(d)a copy of the auditor's report certifying the 2024 annual accounts;
(e)any other Authorisation needed in relation to the Transfer.
4.3Obligations of the Buyer
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4.3.1On Completion Date, the Buyer must pay the Seller an amount equal to the Sale Price to the bank account whose details appear in Appendix 1.
The Buyer must provide, or arrange for to be delivered to the Seller, a copy of the transfer order made by the Buyer, pursuant to Article 3.1, to the Seller's bank account, the details of which appear in Appendix 1.
5.SELLER'S REPRESENTATIONS AND WARRANTIES
5.1General
5.1.1The Seller represents and warrants that the representations and warranties made in Articles 5.2 through 5.5 (the "Seller Representations") are accurate and truthful as of the Completion Date or, with respect to any Seller's Representation made specifically on a certain date, as of that date.
5.1.2All documents and information concerning the Company that the Seller can demonstrate have been transmitted in writing by the Seller to the Buyer prior to the execution of this Agreement constitute the "Transmitted Information".
5.2Capacity – Powers
(i)The Seller has the power and capacity to enter into this Agreement to which it is or will be a signatory and to perform the obligations arising therefrom.
(ii)This Agreement to which Seller is a signatory constitutes, or will constitute once signed, a valid commitment that is fully enforceable against the Seller in accordance with its terms.
5.3No conflict
Neither the conclusion nor the performance of this Agreement to which the Seller is or will be a signatory, nor the completion of the Transfer by the Seller shall constitute or result in:
(a)a breach of, or an event of default under, any contractual commitment binding on Seller that may materially affect the validity or enforceability of this Agreement or the Seller's ability to perform obligations arising therefrom, or
(b)a breach by the Seller of Laws and Regulations or of a decision or injunction of an Authority or arbitral tribunal or of an Authorization applicable to Seller or any part of its assets, which may materially affect the validity or enforceability of this Agreement or the Seller's ability to perform obligations arising therefrom.
5.4Shareholding of the Company - Ownership and free transferability of the Shares
(i)The Seller has full and complete ownership of all the Shares, which are free of any Security and freely transferable to the Buyer.
(ii)There are no Securities of the Company other than the Shares and there is no commitment or agreement conferring on any person any right to acquire or subscribe for or be allocated or issued any Securities of the Company and no one holds any right in the dividends, profits or voting rights of the Company.
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No decision has been taken by the Company's corporate bodies to issue or allocate Shares.
(iii)There is no dispute or claim relating to Seller's rights in the Shares or Seller's ability or rights to assign the Shares and no one is likely to claim ownership of the Shares or any other right in the Shares.
6.MISCELLANEOUS
6.1Confidentiality
6.1.1Without prejudice to Article 6.2, and subject to Article 6.1.2, the Parties undertake to treat as strictly confidential any information received or obtained in the course of the negotiation or performance of this Agreement relating to:
(a)the negotiation of this Agreement,
(b)the terms or purpose of this Agreement, or
(c)to the Parties themselves and their Affiliates.
6.1.2Either Party and its respective Group entities may nevertheless disclose any confidential information pursuant to the Article 6.1.1 if and to the extent that:
(a)such disclosure is required by Laws and Regulations or by a decision or injunction of a competent Authority,
(b)such disclosure is made in confidence to its advisors for the purposes of their advisory mission in connection with the Transfer,
(c)such information has become known to the public other than as a result of the Party's violation of this Article that intends to disclose it,
(d)such disclosure is necessary to enable it to enforce its rights under this Agreement or any other acquisition document,
(e)such disclosure is made to one of its corporate officers or employees whose duties require him or her to have access to this information, or
(f)the other Party has given its prior written consent to such disclosure, provided, however, that any information may be disclosed pursuant to Article 6.1.2(a) only after consultation (to the fullest extent permitted by Laws and Regulations and to the extent practicable) with the other Party.
6.1.3This Article 6.1 shall remain in effect for a period of five (5) years from the date of this Agreement.
6.2Press releases
Any announcement, publication or public communication (each a "Communiqué") relating to the execution of this Agreement may only be made or issued by or on behalf of a Party or an entity of its Group with the prior written consent of the Seller and the Buyer. The Sale Price may not be disclosed under any circumstances. Each of the Parties and the entities of their respective Groups may nevertheless publish a Communiqué to the extent required by the Laws and Regulations or by a decision or injunction of a competent Authority, but in such case the latter must, to the extent permitted by the Laws and Regulations, first consult, as the case may be, the Seller
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or Buyer as to the content of this Communiqué and the time and manner in which it will be published.
6.3Notifications
6.3.1Any correspondence or notification required or provided for by this Agreement must be made in writing by letter delivered in person against receipt, by registered letter with acknowledgement of receipt, by extrajudicial document, per courier (“porteur”), by email confirmed by registered letter with acknowledgement of receipt sent no later than the next Business Day, addressed as set forth below, unless a Party has notified the other Party in accordance with this Article 6.3, a change of address:
-To the Seller:
Nuvve
To the attention of Gregory Poilasne
E-mail :

with a copy to:
E-mail:

-To the Buyer:
EDF
To the attention of Frédéric Belloy
E-mail :

6.3.2Any correspondence or notification pursuant to this Agreement shall be deemed to have been received (i) on the date affixed to the receipt by the recipient in the case of delivery in person, (ii) on the date of first presentation when made by registered letter with acknowledgement of receipt or by extrajudicial document, (iii) on the date of delivery to the recipient, as evidenced by the delivery receipt, when made by courier (“porteur”), or (iv) on the date of sending of the fax or e-mail when made by facsimile or e-mail subject to confirmation by registered letter with acknowledgement of receipt sent no later than the next Business Day.
6.4Fees and Expenses
The Parties shall each bear the costs and expenses incurred by them in the preparation, negotiation and, unless otherwise stipulated, the performance of this Agreement in connection with the Transfer.
The Company will not pay any advisory fees in connection with the Transfer or the evolution of the Company's capital (financial advice, due diligence or others).
6.5Entire Agreement
This Agreement constitutes, together with any other acquisition documents relating to this Transfer and the New IP Agreements, the entire and only agreement between the Parties with respect to its subject matter and supersedes all prior agreements, oral or written.
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6.6Modification
No amendment or modification of this Agreement, or any waiver of any of its provisions, shall be effective unless in writing signed by each of the Parties.
6.7Autonomy of stipulations
In the event that any provision of this Agreement is declared null and void or ineffective for any reason, the application of the remaining provisions of this Agreement shall not be affected. In such a case, the Parties undertake to negotiate in good faith in order to substitute for this stipulation a valid provision giving effect as far as possible to the intention of the Parties.
6.8Waivers
The waiver by a Party of any term or condition or breach of any term, term or covenant contained in this Agreement, in one or more instances, shall not be deemed or construed as a repeated or continuing waiver of such term or condition or breach of any other term, term or covenant of this Agreement.
6.9Application of the provisions of Article 1221 of the French Civil Code
The Parties agree, pursuant to the provisions of Article 1221 of the French Civil Code, that in the event of a Party's failure to comply with its obligations hereunder, the injured Party may sue the defaulting Party for forced performance, without prejudice to the damages it may seek.
6.10General Commitment – Good Faith
The Parties agree to sign any document, provide any information and take any action (or refrain from doing so) that may be necessary or appropriate for the purposes of the execution of this Agreement, in good faith.
7.APPLICABLE LAW - COMPETENT JURISDICTION
7.1Applicable law
This Agreement shall be governed by and construed in accordance with the laws of France.
7.2Notice of Dispute
In the event of any difficulty arising regarding the validity, interpretation, performance or non-performance, or termination of this Agreement (the "Dispute"), the Party wishing to assert such Dispute shall notify the other Party in writing of its requests (the "Notice of Dispute"). The Parties shall negotiate in good faith to attempt to resolve the Dispute amicably within fifteen (15) Business Days from the date of receipt of the Notice of Dispute by the Party to whom the Notice of Dispute is given.
7.3Jurisdiction
If the Dispute has not been resolved within the fifteen (15) Business Days period referred to in Article 7.2, this Dispute shall be subject to the exclusive jurisdiction of the Commercial Court of Paris.
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By express agreement, the Parties have agreed to sign this Agreement electronically, in accordance with the provisions of Articles 1366 et seq. of the French Civil Code. The Parties acknowledge that this electronic signature has the same value as their handwritten signature and give a certain date for the signature and the effective date of the Agreement as 8 October 2025.

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Agreed and accepted by the Parties :

/s/ Frédéric Belloy
EDF Developpement Environnement SA
represented by Frédéric Belloy

/s/ Gregory Poilasne
Nuvve Holding Corp.
represented by Gregory Poilasne, Chief Executive Officer

Acknowledged by :

/s/ Eric Mévellec
Dreev SAS
represented by Eric Mévellec

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Appendix 1 – Seller’s bank account details

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